UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2018

WideOpenWest, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	001-38101	46-0552948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7887 East Belleview Avenue, Suite 1000
Englewood, CO 80111
 (Address of Principal Executive Offices, including Zip Code)

(720) 479-3500
 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2018, WideOpenWest, Inc. (the “Company”) appointed Donald P. Schena as the Company’s Interim Chief Customer Experience Officer pursuant to a consulting agreement between WideOpenWest Finance, LLC (“WOW Finance”), a subsidiary of the Company, and DPS Consulting Services.

Mr. Schena, age 58, served as Senior Vice President, Wholesale Business Development at Clearwire Communications from 2009 to February 2014, before working as a consultant from February 2014 to present. From 2005 to 2009, Mr. Schena served as Chief Operating Officer of Simple Star. Prior to that, Mr. Schena served in various leadership roles at Comcast, Media One, Aerial Communications and US West Cellular. Mr. Schena has more than 35 years of experience in the cable and telecommunications industry.

Pursuant to the consulting agreement, WOW Finance will pay to DPS Consulting Services $15,625 on a semi-monthly basis as well as reimbursement for certain reasonable expenses incurred in connection with Mr. Schena’s duties. The consulting agreement includes non-compete and non-solicitation provisions customary for agreements of this type.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2018	WIDEOPENWEST, INC.

/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr.
Chief Financial Officer

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